                                                                    EXHIBIT 4.45


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

                                     WARRANT

                 TO PURCHASE _________ SHARES OF COMMON STOCK OF

                            VERSO TECHNOLOGIES, INC.



No.___________                                                ___________, 2002



         THIS CERTIFIES THAT, for value received, _________ or (subject to the restrictions on transfer contained herein and the provisions of the Registration Rights Agreement (as hereinafter defined)) ____________'s registered assigns (the "Holder") is entitled to purchase from Verso Technologies, Inc., a Minnesota corporation (the "Company"), at any time or from time to time after 9:00 a.m., Atlanta, Georgia time, on the date hereof and prior to 5:00 p.m., Atlanta, Georgia time, on the date which is five years from the date hereof (the "Expiration Date"), at the place where the Warrant Agency (as hereinafter defined) is located, at the Exercise Price (as hereinafter defined), the number of shares of common stock, $.01 par value (the "Common Stock"), of the Company specified above, subject to the terms and conditions as hereinafter provided.

         Capitalized terms used and not otherwise defined in this Warrant shall have the meanings set forth in Article IV hereof.



                                    ARTICLE I

                              EXERCISE OF WARRANTS

         1.1. Method of Exercise. To exercise this Warrant in whole or in part, the Holder shall deliver to the Company at the Warrant Agency: (a) this Warrant;
(b) a written notice, substantially in the form of the subscription notice attached hereto as Annex 1, of such Holder's election to exercise this Warrant, which notice shall specify the number of whole shares of Common Stock to be purchased, the denominations of the share certificate or certificates desired and the name or names of the Eligible Holder(s) in which such certificates are to be registered; and (c) payment of the Exercise Price with respect to such shares of Common Stock. Such payment may be made, at the option of the Holder, by cash, money order, certified or bank cashier's check or wire transfer.

         The Company shall, as promptly as practicable and in any event within five (5) Business Days thereafter, execute and deliver or cause to be executed and delivered, in accordance with such subscription notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in said notice. The share certificate or certificates so delivered shall be in such denominations as may be specified in such notice (or, if such notice shall not specify denominations, one certificate shall be issued) and shall be issued in the name of the Holder or such other name or names of Eligible Holder(s) as shall be designated in such notice. Such certificate or certificates shall be deemed to have been issued, and such Holder or any other person so designated to be named therein shall be deemed for all purposes to have become holders of record of such shares, as of the date the aforementioned notice is received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificate or certificates, deliver to the Holder a new Warrant evidencing the right to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant. The Company shall pay all expenses payable in connection with the preparation, issuance and delivery of share certificates and new Warrants as contemplated by
Section 2.6 below (other than transfer or similar taxes in connection with the transfer of securities), except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivering the aforementioned notice or promptly upon receipt of a written request of the Company for payment.

         If this Warrant shall be surrendered for exercise within any period during which the transfer books for shares of the Common Stock purchasable upon the exercise of this Warrant are closed for any purpose, then the Company shall not be required to make delivery of certificates for the Common Stock purchasable upon such exercise until the date of the reopening of said transfer books.

         1.2. Shares To Be Fully Paid and Nonassessable. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable.

         1.3. No Fractional Shares To Be Issued. The Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. The Holder may only elect to exercise this Warrant with respect to a whole number of shares of the Common Stock.

         1.4. Securities Laws; Share Legend. The Holder, by acceptance of this Warrant, agrees that this Warrant and all shares of Common Stock issuable upon exercise of this Warrant will be disposed of only in accordance with the Securities Act of 1933, as amended, and any successor Federal statue, and the rules and regulations of the Commission promulgated thereunder (the "Securities Act"). In addition to any other legend which the Company may deem advisable under the Securities Act and applicable state securities laws, all certificates representing shares of Common Stock (as well as any other securities issued hereunder in respect of any such shares) issued upon exercise of this Warrant shall be endorsed as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

         Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel (in form and substance reasonably satisfactory to the Company) selected by the Holder of such certificate and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.


                                   ARTICLE II

                     WARRANT AGENCY; TRANSFER, EXCHANGE AND
                             REPLACEMENT OF WARRANT

         2.1. Warrant Agency. Until such time, if any, as an independent agency shall be appointed by the Company to perform services described herein with respect to this Warrant (the "Warrant Agency"), the Company shall perform the obligations of the Warrant Agency provided herein at its principal office address or such other address as the Company shall specify by prior written notice to the Holder.

         2.2. Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

         2.3. Transfer of Warrant. This Warrant may only be transferred to a purchaser subject to and in accordance with this Section 2.3 and Sections 1.4 and 3.4 hereof, and any attempted transfer which is not in accordance with this
Section 2.3 and Sections 1.4 and 3.4 hereof shall be null and void and the transferee shall not be entitled to exercise any of the rights of the holder of this Warrant. The Company agrees to maintain at the Warrant Agency books for the registration of such transfers of Warrants, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency in accordance with this Section 2.3, together with a written assignment of this Warrant, substantially in the form of the assignment attached hereto as Annex 2, duly executed by the Holder or its duly authorized agent or attorney-in-fact, with signatures guaranteed by a bank or trust company or a broker or dealer registered with the NASD, and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender of this Warrant in accordance with this
Section 2.3, the Company (subject to being satisfied that such transfer is in compliance with Sections 1.4 and 3.4 hereof) shall execute and deliver a new Warrant or Warrants of like tenor and representing in the aggregate the right to purchase the same number of shares of Common Stock in the name of the assignee or assignees and in the denominations specified in the instrument of assignment, and this Warrant shall promptly be canceled. Notwithstanding the foregoing, a Warrant may be exercised by a new holder without having a new Warrant issued. The Company shall not be required to pay any Federal or state transfer tax or charge that may be payable in respect of any transfer of this Warrant or the issuance or delivery of certificates for Common Stock in a name other than that of the registered holder of this Warrant.

         2.4. Division or Combination of Warrants. This Warrant may be divided or combined with other Warrants, in connection with the partial exercise of this Warrant, upon surrender hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys-in-fact. Subject to compliance with Sections 1.4,
2.3 and 3.4 hereof as to any transfer which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

         2.5. Loss, Theft, Destruction or Mutilation of Warrant Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security (in customary form) reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant and upon reimbursement of the Company's reasonable incidental expenses, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

         2.6. Expenses of Delivery of Warrants. Except as otherwise expressly provided herein, the Company shall pay all expenses (other than transfer taxes as described in Section 2.3) and other charges payable in connection with the preparation, issuance and delivery of Warrants hereunder and shares of Common Stock upon the exercise hereof.

                                   ARTICLE III

                      CALL OPTION AND TRANSFER RESTRICTIONS

         3.1. Company Right to Purchase. The Holder hereby grants to the Company the right to purchase this Warrant (in whole only and not in part) for cash (the "Call Option") at a purchase price equal to $0.001 per share of Common Stock for which this Warrant is then exercisable (the "Call Price"); provided, however, that the Call Option shall only be exercisable (i) if the closing bid price of the Common Stock for ten (10) consecutive trading days equals or exceeds $1.20 per share and (ii) if a registration statement under the Securities Act is effective on the Call Date that registers all the Common Stock issuable upon the exercise of this Warrant (the "Registrable Stock"). The Company agrees (i) to prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred twenty (120) days from the Call Date (or such lesser time as necessary to permit each seller of Registrable Stock to complete the distribution described in such registration statement); and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement. In connection therewith, the Company will as expeditiously as possible:

         (i) furnish to each seller of Registrable Stock such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Stock owned by such seller;

         (ii) use its reasonable best efforts to register or qualify such Registrable Stock under the securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Stock owned by such seller, provided that the Company will not be required (A) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) to subject itself to taxation in any such jurisdiction or (C) to consent to general service of process in any such jurisdiction;

         (iii) notify each seller of such Registrable Stock, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

         (iv) cause all such Registrable Stock to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

         (v) provide a transfer agent and registrar for all such Registrable Stock not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar; and

         (vi) use its reasonable best efforts promptly to obtain the withdrawal of any stop order that is issued suspending the effectiveness of such registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Stock included in such registration statement for sale in any jurisdiction.

         3.2 Notice to Holder. If the Company elects to exercise its Call Option pursuant to this Article III, then at least fifteen (15) Business Days but not more than sixty (60) Business Days before the Call Date, the Company shall mail or cause to be mailed a redemption notice (the "Notice") by first-class mail to Holder at Holder's address as it appears on the books maintained by the Warrant Agency. The Notice shall state: (i) the Call Date; (ii) the Call Price; (iii) the Exercise Price; (iv) that this Warrant must be presented and surrendered to the Warrant Agency to collect the Call Price; (v) that this Warrant may be exercised at any time before the close of business on the fifth (5th) Business Day immediately preceding the Call Date (the "Exercise Termination Date"); (vi) that, if the Holder wishes to exercise this Warrant, the Holder must satisfy the requirements of Article I hereof prior to the Exercise Termination Date; and
(vii) that, unless the Company defaults in making the payment of the Call Price, the only remaining right of Holder after the Exercise Termination Date shall be to receive payment of the Call Price upon presentation and surrender of this Warrant to the Warrant Agency.

         3.3 Payment upon Surrender of Warrant. If the Company elects to exercise its Call Option pursuant to this Article III, and the Holder does not exercise this Warrant prior to the Exercise Termination Date, then the Company shall pay the Call Price to the Holder in accordance with the Notice upon presentation and surrender by the Holder of this Warrant to the Warrant Agency.

         3.4 Transfer Restrictions. For a period of one hundred eighty (180) days from the date hereof, the Holder may not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to this Warrant or any shares of Common Stock issuable upon exercise of this Warrant or any shares of the Company's capital stock without the Company's prior written consent. Notwithstanding the foregoing, the restrictions set forth in the immediately preceding sentence will not apply to any transfers by the Holder to any of the Holder's Affiliates. The Holder understands and acknowledges that, to enforce the limitations of this
Section 3.4, the Company may impose stop-order instructions with respect to this Warrant or any shares of Common Stock issuable upon exercise of this Warrant or any other shares of the Company's capital stock owned by the Holder until the end of the applicable market stand-off period. The restrictions on transfer set forth in this Section 3.4 are in addition to the restrictions on transfer set forth in Sections 1.4 and 2.3 hereof.


                                   ARTICLE IV

                                   DEFINITIONS

         The following terms, as used in this Warrant, have the following respective meanings:

         "Affiliate" has the meaning ascribed to it in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

         "Business Days" means each day in which banking institutions in Atlanta, Georgia are not required or authorized by law or executive order to close.

         "Call Date" means the Business Day fixed by the Company upon which this Warrant shall be called in accordance with Article III.

         "Call Option" has the meaning set forth in Section 3.1.

         "Call Price" has the meaning set forth in Section 3.1.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" has the meaning set forth in the first paragraph of this Warrant.

         "Company" has the meaning set forth in the first paragraph of this Warrant.

         "Eligible Holder" means the Holder and any permitted transferee of the Holder pursuant to and in accordance with this Warrant and the Registration Rights Agreement.

         "Exercise Price" means US $0.311 per share of Common Stock.

         "Exercise Termination Date" has the meaning set forth in Section 3.1.

         "Expiration Date" has the meaning set forth in the first paragraph of this Warrant.

         "Holder" has the meaning set forth in the first paragraph of this Warrant.

         "NASD" means The National Association of Securities Dealers, Inc.

         "Notice" has the meaning set forth in Section 3.2.

         "Registrable Stock" has the meaning set forth in Section 3.1.

         "Registration Rights Agreement" means the Registration Rights Agreement of even date herewith by and among the Company and the purchasers of the Warrants.

         "Securities Act" has the meaning set forth in Section 1.4.

         "Warrant Agency" has the meaning set forth in Section 2.1.

         "Warrants" means this Warrant and the other Warrants issued in connection with the Company's October 2002 private equity financing.

                                    ARTICLE V

                                  MISCELLANEOUS

         5.1. Governing Law. This Warrant shall be governed in all respects by the laws of the State of Georgia, without reference to its conflicts of law principles.

         5.2. Covenants To Bind Successor and Assigns. All covenants, stipulations, promises and agreements contained in this Warrant by or on behalf of the Company shall bind its successors and assigns, whether or not so expressed.

         5.3. Entire Agreement. This Warrant constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenant except as specifically set forth herein or therein.

         5.4. Waivers and Amendments. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Holders of a majority in interest of the Warrants then outstanding; provided, however, that no such amendment, modification or waiver shall, without the written consent of the Holders of any Warrant, (a) change the number of shares of Common Stock subject to purchase upon exercise of such Warrant, the Exercise Price or provisions for payment thereof or (b) amend, modify or waive the provisions of Section 5.4 of such Warrant.

         Any such amendment, modification or waiver effected pursuant to this Section shall be binding upon the Holders of all Warrants and upon the Company, except as provided in the proviso to the last sentence of the preceding paragraph. In the event of any such amendment, modification or waiver the Company shall give prompt notice thereof to all holders of Warrants and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

         5.5 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be mailed by express, registered or certified mail, postage prepaid, return receipt requested, sent by telecopy (with confirmation of transmission received and followed by the posting of a "hard copy" of the notice or communication by first-class U.S. mail), or by courier service guaranteeing overnight delivery with charges prepaid, or otherwise delivered by hand or by messenger, and shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered or telecopied to such party at its address set forth below (or at such other address as such party shall specify to the other parties hereto in writing), or, if sent by registered or certified mail, on the third business day after the day on which mailed, addressed to such party at such address.

         In the case of the Holder, such notices and communications shall be addressed to its address as shown on the books maintained by the Warrant Agency, unless the Holder shall notify the Company and the Warrant Agency in writing that notices and communications should be sent to a different address, in which case such notices and communications shall be sent to the address specified by the Holder. In the case of the Company, such notices and communications shall be addressed as follows: Attention: Chief Financial Officer, Verso Technologies, Inc., 400 Galleria Parkway, Suite 300, Atlanta, Georgia 30339.

         5.6 Survival of Agreements; Representations and Warranties, etc. All warranties, representations and covenants made by the Company herein shall be considered to have been relied upon by the Holder and shall survive the issuance and delivery of the Warrant, regardless of any investigation made by the Holder, and shall continue in full force and effect so long as this Warrant is outstanding.

         5.7 Severability. In case any one or more of the provisions contained in this Warrant shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         5.8 Section Headings. The section headings used herein are for convenience of reference only, do not constitute a part of this Warrant and shall not affect the construction of or be taken into consideration in interpreting this Warrant.

         5.9 No Rights as Shareholder; No Limitations on Company Action. This Warrant shall not entitle the Holder to any rights as a shareholder of the Company. No provision of this Warrant and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its certificate of incorporation, reorganize, consolidate or merge with or into another corporation or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights or powers.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized representative.

                                 VERSO TECHNOLOGIES, INC.



                                 By:______________________________
                                    Name: Steven A. Odom
                                    Title: Chairman and Chief Executive Officer

                                                                         Annex 1

                               SUBSCRIPTION NOTICE

                                                          Dated:________________

         The undersigned hereby irrevocably elects to exercise the right of purchase evidenced by the attached Warrant for, and to purchase thereunder, __________ shares of Common Stock of Verso Technologies, Inc. as provided for therein. The undersigned tenders herewith payment of the Exercise Price for such shares in the form of cash, money order, certified or bank cashier's check or wire transfer. Any term with initial capital letters used herein but not defined herein shall have the meaning ascribed to it in the attached Warrant.



                  Instructions for Registration of Common Stock

         Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations:



Name:_________________________________________________
         (Please typewrite or print in block letters.)


Address:______________________________________________


Denomination:_________________________________________



                         Representations and Warranties

         In connection with the exercise of the attached Warrant, the undersigned hereby represents and warrants that:

         (i) unless registered pursuant to a Registration Rights Agreement or otherwise, it recognizes that the shares of Common Stock issuable pursuant to the attached Warrant have not been registered under the Securities Act, or any applicable state securities laws, and may not transferred, sold, or offered for sale unless registered pursuant to the Securities Act and all applicable state securities laws or unless an exemption from such registration in available and the Company has received an opinion to that effect from counsel reasonably satisfactory to the Company;

         (ii) it recognizes that the shares of Common Stock issuable pursuant to the attached Warrant are subject to, and are transferable only upon compliance with, the provisions of the Registration Rights Agreement and the attached Warrant;

         (iii) if the undersigned is an individual, then the undersigned is an "accredited investor" as that term is defined in Rule 501(a)(5) or (6) of Regulation D promulgated under the Securities Act by reason that the undersigned is an individual (i) having an individual net worth, or a joint net worth with the undersigned's spouse, at the time of the purchase that exceeds $1,000,000, or (ii) who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or, if the undersigned is a corporation or other entity, then the undersigned is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act; and

         (iv) it is purchasing the shares of Common Stock for investment and not with a view to resale or distribution or any present intention to resell or distribute, except in compliance with the Securities Act and all applicable state securities laws.

                             Issuance of New Warrant

         If said number of shares shall not be all the shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares.



Signature:__________________________________________________________________
             Note: The above signature should correspond exactly with the name on the face of the attached Warrant or with the name of the assignee appearing in the assignment form below.



                               Page 2 of Annex 1

                                                                         Annex 2

                                   Assignment

         For value received, the undersigned hereby sells, assigns and transfers unto:

Name:________________________________________________
         (Please type or print in block letters)


Address:_____________________________________________

the right to purchase Common Stock (as defined in the attached Warrant) represented by the attached Warrant to the extent of _______________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ________________________________________, attorney-in-fact, to transfer said Warrant on the books of Verso Technologies, Inc., with full power of substitution in the premises.



Dated:________________


Signature:__________________________________________________________________
          Note: The above signature should correspond exactly with the name on the face of the attached Warrant.